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                                                                   EXHIBIT 10-K

                              EMPLOYMENT AGREEMENT

        This Agreement is made and entered into between Cotter & Company ("Cotter") and Kerry J. Kirby ("Employee") as of the 16th day of November, 1995.

1.      POSITION

        Cotter hereby employs Employee as an employee and officer during the term of this Agreement and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth and agrees to devote his full time, energy and talents exclusively to the benefit of Cotter in connection therewith.

2.      DUTIES

        The duties and responsibilities of the Employee shall include all of those duties and responsibilities assigned to the position held by him, together with such additional duties as may be assigned to him from time to time by the Chief Executive Officer ("CEO") or the Board of Directors of Cotter.

3.      TERM

        The initial term of this Agreement shall begin on December 1, 1995 and shall terminate on December 1, 1997, unless terminated earlier by reason of the Employee's resignation, death, retirement or termination for cause pursuant to
Section 5.3 hereof. Provided the Employee is attending to and performing his duties on a regular daily basis as of the last day of any term hereof, the Agreement shall automatically be extended for an additional term of two (2) years following the expiration of the term, unless either Cotter or the Employee shall have delivered written notice to the other party hereto, not less than sixty (60) days prior to such expiration, of its or his intention to terminate the Agreement at the end of any term, in which case the Agreement shall not be extended beyond December 1, 1997 or any two year term thereafter.

4.      COMPENSATION

        4.1 CASH AND BONUS. Employee shall receive at a minimum such annual salary in effect with respect to Employee as of the date hereof. Such salary shall be paid to Employee in accordance with Cotter's customary payroll practices. Cotter shall cause Employee's salary hereunder to be reviewed once during each of the calendar years this Agreement is in effect with respect to the amount of such salary to be paid to Employee in each of those years. Employee shall also continue to participate in Cotter's Management Incentive Program ("MIP") and Long Term Incentive Compensation Program for Executive Management ("LTICP"), or any substitute bonus program, designated by the CEO, for so long as such programs are
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in effect during any term of this Agreement. In no event shall Employee's salary, MIP, or LTICP eligibility percentages be reduced during the term of this Agreement. Notwithstanding anything herein to the contrary, the payment of salary hereunder shall be suspended during any period Employee is not working and is receiving short or long-term disability, or any other income continuation benefits under any Cotter benefit plan, and MIP and LTICP bonuses shall only accrue during the first six months of any such period.

        4.2 BENEFITS. During any term hereof, employee shall be entitled to participate in Cotter's health, life insurance, disability, pension, supplemental retirement, vacation and other benefit programs, whether financial or quality of life in nature, to the same extent as other employees of Cotter in comparable executive positions.

5.      TERMINATION

        5.1 VOLUNTARY. Employee may at any time terminate this Agreement upon sixty (60) days written notice. In that event, the payment to Employee of salary through the period of delivery of the notice and termination, together with any accrued vacation pay, shall constitute payment in full for all compensation, including MIP and LTICP payments Employee may have accrued and which might otherwise be entitled to be paid for the calendar year in which Employee terminates, due to Employee.

        5.2 BY COMPANY, FOR DISABILITY (INCLUDING SUBSTANCE ABUSE). Cotter, at its option, may dismiss Employee from its employment and terminate this Agreement at any time after it shall have been determined by competent medical authority that Employee has become physically or mentally incapacitated or has become addicted to the use of alcohol or narcotics to such an extent that (s)he is prevented by reason of such incapacity or addiction from properly performing duties hereunder. The foregoing sentence shall not be construed to relieve Cotter of any obligations it would otherwise have under the Americans with Disabilities Act of 1990 or applicable state statutes. In the event of any such termination of this Agreement, Employee shall be paid whatever portion of salary, vacation and bonuses, if any, under the terms of the Agreement, as shall have accrued to him to the date of termination, and the payment to Employee of any such salary, vacation pay, and bonus pay shall constitute payment in full for all compensation due to Employee.

        5.3 BY COMPANY, FOR CAUSE, INCLUDING MISCONDUCT, FRAUD OR OTHER DISHONESTY. Cotter, at its option, may dismiss Employee from its employment and terminate this Agreement and all obligations hereunder at any time for "Cause," which shall consist of the following:

             (i) theft, fraud, or embezzlement, or conviction of any felony; or

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           (ii)    Employee's breach of any provision of this Agreement; or

           (iii) Employee's breach of any fiduciary or other duty of loyalty to Cotter (including divulging any information or business material property of Cotter described in Section 6.2), as determined by Cotter's CEO (after Employee has been given the opportunity to explain to the CEO his actions (or failure to act) concerning such alleged breach).

           In the event of a dismissal of Employee and termination of this Agreement for Cause, payment to Employee of whatever portion of Employee's salary and vacation which shall have accrued to the date of such termination shall constitute payment in full for all compensation, including MIP and LTICP payments Employee may have accrued and which might otherwise be entitled to be paid for the calendar year in which Employee terminates, due to Employee.

     5.4 BY COMPANY, WITHOUT CAUSE. In the event that Cotter determines to terminate the Employee's employment for other than the reasons specified in Sections 5.2 and 5.3 hereof, the same shall not constitute a breach of this Agreement. In such event, Cotter shall continue to pay to the Employee on the regular dates for payment thereof the salary which he would have earned under this Agreement if his employment had continued for twenty-four (24) months from the date of such termination. It is the intention of the parties that, by reason of the foregoing provisions, the Employee shall in all events receive payments for a period of two (2) years from the date of such termination in the event of termination of his employment by Cotter during the term of this Agreement for any reason not specified in Sections 5.2 and 5.3. Such payment shall be made to Employee, or his estate, subsequent to termination, regardless of Employee's death or disability.

In addition to the foregoing, Cotter shall pay to Employee an amount equal to the Employee's target level MIP bonus for the year in which such termination occurs, and any amount payable under the terms of the LTICP. Upon mutual agreement between Cotter and Employee, all amounts payable to Employee under this section may be paid in a lump sum, discounted to the net present value thereof at the date of payment, which agreement and payment shall be made within 60 days of Employee's termination. In addition to the foregoing, Employee shall continue to have available and accrue health and life insurance benefits available in Section 4.2, through the original or any renewal term of this Agreement, and Cotter shall provide and pay such benefits as if Employee were continuously employed until the expiration of the term.

     5.5 OUTPLACEMENT SERVICES. In the event that Cotter terminates Employee's employment for other than the reasons specified in Section 5.2 and
5.3 hereof, Cotter shall make available at its expense the services of a recognized outplacement agency

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selected by Cotter for the purpose of aiding Employee in seeking other employment, in an amount equal to that of the customary executive outplacement service package offered by such agency to executives with salaries and positions comparable to Employee's.

6.   NON-COMPETE COVENANT AND CONFIDENTIAL INFORMATION

     6.1  NON-COMPETITION WITH COTTER UPON VOLUNTARY TERMINATION OF
EMPLOYMENT. As a further specific condition of his employment by Cotter hereunder and in further consideration of such employment, the Employee agrees that, for a period of one (1) year following any voluntary termination by the Employee of his employment (and, with respect only to clause (c) below, in the event of involuntary termination of such employment), he will not, in any State or territory of the United States of America, the District of Columbia, Puerto Rico or any foreign country in which Cotter has a member store at the time of such termination of the Employee's employment (a) become associated, by way of employment or any other type of arrangement, in any business activities of any franchise, cooperative, or wholesale company with a core business in the hardware industry, (b) become engaged in the conduct of a consulting or advisory service for any business activity described in clause (a) above carried on by any other person, firm or corporation, or (c) hire or engage the services of any person who is or has been a salaried employee of Cotter at any time during the two (2) years immediately preceding the date of such termination.

     6.2 NONDISCLOSURE. It is understood and agreed that the method and system of business used and developed by Cotter involves manufacturing processes, research and development, marketing programs, pricing procedures, operational procedures, training procedures, long-range strategic plans, retailers and customer information, lists of vendors to Cotter, and other secret and confidential information and/or trade secrets of Cotter, and that Employee, by virtue of his employment hereunder, necessarily has and will become acquainted with all such information and trade secrets. Accordingly, during the terms of this Agreement and for a period of four years following the expiration or early termination hereof for any reason Employee shall keep all secret information and trade secrets strictly confidential and shall not
(i) disclose to a third party any such information or trade secrets or any facts related thereto, (ii) permit any third party to have access to any such information or trade secrets; or (iii) use any such information or trade secrets for any purpose other than performing his duties hereunder.

     6.3 REMEDIES. In the event of a breach or threatened breach of the provisions of Section 6.2, Cotter shall be entitled to terminate this Agreement and all obligations to Employee hereunder or in connection herewith pursuant to
Section 5.3 and to an injunction restraining Employee from so disclosing any such trade secrets or confidential information. Nothing contained herein shall be construed as prohibiting

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Cotter from pursuing any other remedies available to Cotter for such breach or threatened breach, including the recovery of damages from Employee.

        6.4 LIMITATION ON OUTSIDE BUSINESS ACTIVITIES. During any term hereof, Employee shall devote his entire business time, attention and energies in normal and, as required, extended work hours, to the business of Cotter and shall not engage in any other business activity, whether or not such business activity is pursued for gain or profit, except that Employee may devote a reasonable portion of time during business hours to professional, civic, community or charitable activities, and, with the approval of Cotter's CEO, to other activities not expressly mentioned herein.

7.  MISCELLANEOUS

        7.1 AMENDMENTS. Any amendments or modifications to this Agreement shall be in writing and shall be signed by both parties. Any increase in salary granted to Employee by Cotter pursuant to the salary review provisions of
Section 4 shall not require the signatures of both parties, however, and this Agreement shall be deemed to have been amended with respect to any such salary increase by the CEO authorizing such increase and by Employee's continuing thereafter to perform the services hereunder.

        7.2 ASSIGNMENT. This Agreement shall not be assignable by either party, but will be binding upon any successor company or organization to Cotter, including any company which Cotter merges with, or forms a business combination with. Employee acknowledges that in the event of such an assignment Cotter shall have no further obligations hereunder, but the Purchaser shall assume all such obligations.

        7.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with reference to the employment of Employee by Cotter and the compensation to be paid to Employee for or with respect to such employment. All agreements, contracts, understanding or arrangements which may have been heretofore made or had with reference to the employment of Employee by Cotter are hereby wholly abrogated, discharged and annulled, with the exception of any existing rights of Employee under Cotter's employee benefit plans now maintained by Cotter and in which Employee is a participant. Cotter further agrees that any new or improved benefits provided generally to or made generally available to Cotter's Employee employees will be provided or made available on the same basis to Employee.

        7.4  SURVIVAL.  The parties' respective rights and obligations under
Section 4.5 and 6 shall survive the expiration or early termination of this Agreement.

        7.5 SEVERABILITY. Cotter and the Employee recognize that the laws and public policies of the various States of the United States and its territories, the District

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of Columbia, Puerto Rico or any foreign country may differ as to the validity and enforceability of certain provisions contained in agreements similar to this Agreement. It is the intention of Cotter and the Employee that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of the State of Illinois, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision or provisions hereof shall not render unenforceable or impair the validity of the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

        7.6 ARBITRATION. Any dispute over the provisions of this Agreement shall be resolved through Arbitration at the American Arbitration Association office in Chicago, or the office nearest to Employee's residence at the time a claim is filed, pursuant to the applicable rules for arbitration of the Association. The foregoing to the contrary notwithstanding, nothing contained herein shall limit or restrict Cotter's right to seek equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of Sections 6.1 or 6.2 hereof.

        7.7 ADVICE OF COUNSEL. Employee has been advised to consult with his own counsel with respect to this Agreement and acknowledges that he has done so, is entering into this Agreement of his own free will, intending to be legally bound hereby.

        IN WITNESS WHEREOF, Cotter and Employee have executed this Agreement as of the date first above written.


COTTER:                                 EMPLOYEE

Cotter & Company
                                        /s/ KERRY J. KIRBY
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By /s/ Daniel A. Cotter                   Kerry J. Kirby
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   Daniel A. Cotter

Its President & CEO
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